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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Building Materials Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Four Embarcadero Center, Suite 3250
San Francisco, CA 94111

Additional Materials to Proxy Statement Dated May 4, 2004

Dear Shareholder:

In connection with the 2004 annual meeting of stockholders of Building Materials Holding Corporation, the Proxy Statement dated May 4, 2004, is hereby amended and supplemented to add the following information regarding R. Scott Morrison which restates and supercedes the information about Mr. Morrison:

R. Scott Morrison, Jr.—Mr. Morrison (64) is nominated for election to the board for the first time. He was unanimously nominated by the other directors on March 12, 2004. Formerly a partner and divisional President for the Florida based Arvida Corporation, he is currently the owner and President of Morrison Properties and a partner in City Center Business Offices, a company that rents business suites on a short-term basis and is based in Fort Lauderdale, Florida. Mr. Morrison is also a development principal in the Boca Raton Innovation Center now known as the Florida Atlantic Research Park. Mr. Morrison is also a limited partner in Memphis Prince, LP., d/b/a Audubon Park Place, which owns a 120 unit apartment building in Memphis, Tennessee, and he serves as the President of the general partner, RSM II, Inc. The limited partnership filed for protection under Chapter 11 of the federal bankruptcy laws in late 2003.

BUILDING MATERIALS HOLDING CORPORATION
/s/ PAUL S. STREET Paul S. Street Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
April 14, 2004

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Additional Materials to Proxy Statement Dated May 4, 2004